Exhibit 99.1

Da Yun Heng Tong E-Commerce Company, Ltd.
G08, Guangcai Supermarket, Mozitan Road
Lu'An, China

June 26, 2015

Lu'An Guoying Electronics Sales Co., Ltd.
Building 3, Binhe District, Long He East Road
Lu'An City, An Hui Province, China

Lu'An Guoying Electronics Sales Co., Ltd. ("Guoying"), a PRC corporation and wholly owned subsidiary of China Electronics Holdings., Inc. (“CEHD” or the "Company"), hereby terminates the non-binding letter of intent (the "Letter of Intent") entered into with Da Yun Heng Tong E-Commerce Company., Ltd. ("Anhui Glory E-Commerce"), a PRC corporation based in An Hui Province of People's Republic of China, which was originally executed on December 18, 2014 and was later amended on March 31, 2015 to extend the closing date of a potential acquisition financing from March 31 to June 30, 2015. The termination of the LOI was due to failure to reach an agreement on valuation of Anhui Glory E-Commerce with certain potential investors and failure to obtain a financing to consummate the proposed acquisition by June 26, 2015

CHINA ELECTRONICS HOLDINGS INC.

By: /s/Hailong Liu
       Hailong Liu, CEO and Chairman

Agreed to and accepted as of the
date first above written: June 26, 2015

DA YUN HENG TOMG E-COMMERCE COMPANY., LTD.

By:  /s/ Chuanbin Xie
       Chuanbin XIE
       General Manager